UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2014 (July 8, 2014)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3375 Scott Blvd., Suite 440 Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code:

(408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2014 (the “Effective Date”), Brett Osborn and Dhruv Gulati resigned (the “Resignations”) as members of the board of directors (the “Board”) of Sysorex Global Holdings Corp., a Nevada corporation (the “Company”). The Resignations were connected to the Company’s compliance with the phase-in provisions under Nasdaq Rule 5615(b) and not as a result of any disagreements with the Company.

On July 8, 2014, Thomas L. Steding (“Steding”), Kareem M. Irfan (“Irfan”) and Tanveer A. Khader (“Khader” and together with Steding and Irfan, the “New Directors”) were appointed by the Board to serve as directors to fill the vacancies following the Resignations as of the Effective Date. The New Directors do not have any family relationships with any of the officers or directors of the Company and there is no arrangement or understanding between them and any third party pursuant to which they were selected as directors. The New Directors have not had any transactions with the Company since January 1, 2013 through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

The Board has determined that each of the New Directors qualify as independent in accordance with the rules set forth by Rule 5605 of the Nasdaq Listing Requirements. The Company now has a majority of independent directors on the Board.

Steding and Irfan have been appointed to serve as members of the Company’s Audit Committee, along with the Company’s existing independent director, Leonard A. Oppenheim (“Oppenheim”). Steding has been appointed to serve as a member of the Compensation committee, along with Oppenheim. Steding and Khader have been appointed to serve as members of the Company’s Nominating Committee, along with Oppenheim.

The New Directors are entitled to reimbursement of ordinary and reasonable expenses incurred in exercising their responsibilities and duties as a director. Additionally, the Board has verbally agreed, based on the recommendation by the Company’s Compensation Committee, to award its independent directors the following compensation (the “Compensation”) for fiscal year 2014: $20,000 per year for their services rendered on the Board, $2,500 per year for service on a committee, a non-qualified stock option grant to purchase 10,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), and a restricted stock award of 20,000 shares of Common Stock under the Plan, which will vest in increments of 5,000 shares per quarter over a period of one year from the grant date. The payment of any portion of the Compensation, including the grants of any securities under the Plan shall be subject to the terms and conditions of definitive agreement to be entered into between the Company and its independent directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Dated: July 14, 2014	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer